                                    EXHIBIT I

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of Common Stock of Alloy Online Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: February 8, 2000


BRAND EQUITY VENTURE PARTNERS I, L.P.

    By:             *
       -----------------------------
       Christopher Kirchen
       Managing Member

BRAND EQUITY PARTNERS, L.L.C.

By:               *
    --------------------------------
     Christopher Kirchen
     Managing Member

By: /s/ David Yarnell
    --------------------------------
    David Yarnell
    Managing Member



                                             *By: /s/ David Yarnell
                                                  ------------------------------
                                                  David Yarnell
                                                  Attorney-in-Fact


This Agreement was executed pursuant to Powers of Attorney filed with the Securities and Exchange as attached hereto as Exhibit 2.